Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2015 RESULTS
Q2 EPS of $0.94, Adjusted EPS of $0.95

Second Quarter 2015 Key Metric Highlights
▪ Sales decreased 8.8% to $665 million, down 2.9% excluding unfavorable foreign exchange on weaker volumes
▪ Operating income margin of 14.6% of net sales, or 14.7% on an adjusted basis
▪ Net operating working capital at 18.0% of net sales
▪ Cash flows from operations for first half 2015 up 9.7% to $130 million

CLEVELAND, Ohio, Monday, July 27, 2015 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2015 net income of $70.9 million, or $0.94 diluted earnings per share (EPS). This compares with net income of $77.3 million, or EPS of $0.96 in the comparable 2014 period. Adjusted net income was $71.8 million, or Adjusted EPS of $0.95, compared to $81.5 million, or Adjusted EPS of $1.01, in the comparable 2014 period. The 2014 adjusted EPS includes $0.04 of earnings from our Venezuelan operations, which operates in a hyper-inflationary environment. This compares with earnings of $0.02 per share from our Venezuelan operations in the second quarter 2015.

Sales decreased 8.8% to $664.7 million in the second quarter 2015 versus $728.5 million in the comparable 2014 period primarily due to lower volumes and unfavorable foreign currency translation. Operating income for the second quarter decreased 13.8% to $96.8 million, or 14.6% of sales, from $112.3 million, or 15.4% of sales, in the comparable 2014 period.  Adjusted operating income decreased 15.9% to $98.0 million or 14.7% of sales, compared with $116.6 million, or 16.0% of sales in 2014. The Company recognized charges to interest expense of $2.1 million or $0.03 per diluted share, representing adjustments in the quarter to the amount expected to be paid to acquire additional interests of a majority-owned subsidiary. Income taxes in the quarter ending June 30, 2015 include discrete tax benefits of $3.4 million, or $0.05 per diluted share. Operating Income and Adjusted operating income in the second quarter 2014 included a $3.9 million gain, $2.5 million after-tax or $0.03 per diluted share, from an insurance settlement.

Christopher L. Mapes, Chairman, President and Chief Executive Officer stated, "Business conditions were challenging in the quarter as growth in automation was offset by weaker oil and gas and U.S. export demand. We initiated a number of actions during the quarter to align our cost structure with softer market conditions, which helped generate modest sequential improvements in our profit margins and operating working capital ratio to net sales. While we remain cautious on 2015 demand trends, we continue to invest in our strategic programs and expect our efforts will help maximize profitability and share holder returns through the economic cycle."

Dividend and Share Repurchases

The Company’s Board of Directors declared a quarterly cash dividend of $0.29 per share, which was paid on July 15, 2015 to shareholders of record as of June 30, 2015. During the quarter, the Company returned $55.6 million to shareholders through the repurchase of the Company’s common shares.

Six Months 2015 Summary

Net income for the six months ended June 30, 2015 was $139.3 million, or EPS of $1.82. This compares with net income of $133.8 million, or EPS of $1.65, in 2014.  Adjusted net income for the six months ended June 30, 2015 was $140.2 million, or Adjusted EPS of $1.83, compared with Adjusted net income of $155.6 million, or Adjusted EPS of $1.92, in 2014.  Adjusted net income for the six months ended June 30, 2015 includes earnings of $0.04 per diluted share from the Company's Venezuelan operations as compared with $0.18 per diluted share in the comparable 2014 period.

Lincoln Electric Reports Second Quarter 2015 Financial Results

Sales decreased 6.4% to $1.3 billion in the six months ended June 30, 2015 as compared with $1.4 billion in the comparable 2014 period. This result primarily reflects unfavorable foreign exchange translation. Operating income for the six months ended June 30, 2015 decreased to $187.3 million, or 14.2% of sales, compared with $192.7 million, or 13.6% of sales, in the comparable 2014 period.  Adjusted operating income was $188.5 million or 14.3% of sales, compared with $214.7 million, or 15.2% of sales in 2014.

Webcast Information

A conference call to discuss second quarter 2015 financial results will be webcast live today, July 27, 2015, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register and download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 76673627. Telephone participants are asked to dial in 10-15 minutes prior to the start of the conference call.

Financial results for the second quarter 2015 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 47 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations, including in highly inflationary countries such as Venezuela; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three months ended June 30,				Fav (Unfav) to Prior Year
	2015	% of Sales	2014	% of Sales	$	%
Net sales	$664,740	100.0%	$728,531	100.0%	$(63,791)	(8.8%)
Cost of goods sold	438,959	66.0%	478,264	65.6%	39,305	8.2%
Gross profit	225,781	34.0%	250,267	34.4%	(24,486)	(9.8%)
Selling, general & administrative expenses	127,755	19.2%	137,156	18.8%	9,401	6.9%
Rationalization and asset impairment charges	1,239	0.2%	836	0.1%	(403)	(48.2%)
Operating income	96,787	14.6%	112,275	15.4%	(15,488)	(13.8%)
Interest income	738	0.1%	924	0.1%	(186)	(20.1%)
Equity earnings in affiliates	979	0.1%	1,575	0.2%	(596)	(37.8%)
Other income	317	—	1,078	0.1%	(761)	(70.6%)
Interest expense	(4,387)	(0.7%)	(986)	(0.1%)	(3,401)	(344.9%)
Income before income taxes	94,434	14.2%	114,866	15.8%	(20,432)	(17.8%)
Income taxes	23,558	3.5%	37,577	5.2%	14,019	37.3%
Effective tax rate	24.9%		32.7%		7.8%
Net income including non-controlling interests	70,876	10.7%	77,289	10.6%	(6,413)	(8.3%)
Non-controlling interests in subsidiaries’ loss	(22)	—	(43)	—	21	48.8%
Net income	$70,898	10.7%	$77,332	10.6%	$(6,434)	(8.3%)

Basic earnings per share	$0.95		$0.97		$(0.02)	(2.1%)
Diluted earnings per share	$0.94		$0.96		$(0.02)	(2.1%)
Weighted average shares (basic)	75,000		79,873
Weighted average shares (diluted)	75,773		80,773
	Six months ended June 30,				Fav (Unfav) to Prior Year
	2015	% of Sales	2014	% of Sales	$	%
Net sales	$1,322,640	100.0%	$1,413,593	100.0%	$(90,953)	(6.4%)
Cost of goods sold	876,469	66.3%	936,990	66.3%	60,521	6.5%
Gross profit	446,171	33.7%	476,603	33.7%	(30,432)	(6.4%)
Selling, general & administrative expenses	257,646	19.5%	283,071	20.0%	25,425	9.0%
Rationalization and asset impairment charges	1,239	0.1%	819	0.1%	(420)	51.3%
Operating income	187,286	14.2%	192,713	13.6%	(5,427)	(2.8%)
Interest income	1,331	0.1%	1,838	0.1%	(507)	(27.6%)
Equity earnings in affiliates	1,828	0.1%	3,136	0.2%	(1,308)	(41.7%)
Other income	2,927	0.2%	2,161	0.2%	766	35.4%
Interest expense	(6,231)	(0.5%)	(2,556)	(0.2%)	(3,675)	(143.8%)
Income before income taxes	187,141	14.1%	197,292	14.0%	(10,151)	(5.1%)
Income taxes	47,947	3.6%	63,579	4.5%	15,632	24.6%
Effective tax rate	25.6%		32.2%		6.6%
Net income including non-controlling interests	139,194	10.5%	133,713	9.5%	5,481	4.1%
Non-controlling interests in subsidiaries’ loss	(58)	—	(72)	—	14	19.4%
Net income	$139,252	10.5%	$133,785	9.5%	$5,467	4.1%

Basic earnings per share	$1.84		$1.67		$0.17	10.2%
Diluted earnings per share	$1.82		$1.65		$0.17	10.3%
Weighted average shares (basic)	75,621		80,260
Weighted average shares (diluted)	76,416		81,194

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Operating income as reported	$96,787	$112,275	$187,286	$192,713
Special items (pre-tax):
Rationalization and asset impairment charges (1)	1,239	836	1,239	819
Venezuela foreign exchange losses (2)	—	3,468	—	21,133
Adjusted operating income (3)	$98,026	$116,579	$188,525	$214,665

Net income as reported	$70,898	$77,332	$139,252	$133,785
Special items (after-tax):
Rationalization and asset impairment charges (1)	900	698	900	691
Venezuela foreign exchange losses (2)	—	3,468	—	21,133
Adjusted net income (3)	$71,798	$81,498	$140,152	$155,609

Diluted earnings per share as reported	$0.94	$0.96	$1.82	$1.65
Special items	0.01	0.05	0.01	0.27
Adjusted diluted earnings per share (3)	$0.95	$1.01	$1.83	$1.92

Weighted average shares (diluted)	75,773	80,773	76,416	81,194

(1)
The three and six months ended June 30, 2015 and 2014 include net charges primarily related to severance and other related costs. Rationalization charges in 2014 are partially offset by gains related to the sale of assets at rationalized operations.

(2)	The three and six months ended June 30, 2014 represents the impact of the Venezuelan remeasurement loss related to the adoption of a new foreign exchange mechanism.

(3)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2015	December 31, 2014
Cash and cash equivalents	$312,737	$278,379
Total current assets	1,089,236	1,098,677
Property, plant and equipment, net	429,329	437,209
Total assets	1,950,166	1,939,215
Total current liabilities	470,556	492,419
Short-term debt (1)	62,595	68,166
Long-term debt	151,563	2,488
Total equity	1,196,658	1,285,781

Net Operating Working Capital	June 30, 2015	December 31, 2014
Accounts receivable	$329,223	$321,862
Inventory	321,723	330,840
Trade accounts payable	172,114	202,482
Net operating working capital	$478,832	$450,220

Net operating working capital to net sales (2)	18.0%	16.5%

Invested Capital	June 30, 2015	December 31, 2014
Short-term debt (1)	$62,595	$68,166
Long-term debt	151,563	2,488
Total debt	214,158	70,654
Total equity	1,196,658	1,285,781
Invested capital	$1,410,816	$1,356,435

Total debt / invested capital	15.2%	5.2%
Return on invested capital (3)	18.9%	19.1%

(1)	Includes current portion of long-term debt.

(2)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)	Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three months ended June 30,
	2015	2014
OPERATING ACTIVITIES:
Net income	$70,898	$77,332
Non-controlling interests in subsidiaries’ loss	(22)	(43)
Net income including non-controlling interests	70,876	77,289
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	—	894
Depreciation and amortization	15,686	17,969
Equity earnings in affiliates, net	(272)	(701)
Pension expense	4,925	2,676
Pension contributions and payments	(26,471)	(2,083)
Other non-cash items, net	12,772	(3,325)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	11,695	544
Decrease (increase) in inventories	17,773	(2,298)
Decrease in trade accounts payable	(18,301)	(3,341)
Net change in other current assets and liabilities	(11,234)	21,833
Net change in other long-term assets and liabilities	(163)	(4,483)
NET CASH PROVIDED BY OPERATING ACTIVITIES	77,286	104,974

INVESTING ACTIVITIES:
Capital expenditures	(16,761)	(25,441)
Proceeds from sale of property, plant and equipment	234	4,443
Other investing activities	—	205
NET CASH USED BY INVESTING ACTIVITIES	(16,527)	(20,793)

FINANCING ACTIVITIES:
Net change in borrowings	42,540	(2,087)
Proceeds from exercise of stock options	2,303	1,054
Excess tax benefits from stock-based compensation	756	826
Purchase of shares for treasury	(55,615)	(68,312)
Cash dividends paid to shareholders	(21,919)	(18,496)
Other financing activities	(7,976)	—
NET CASH USED BY FINANCING ACTIVITIES	(39,911)	(87,015)

Effect of exchange rate changes on Cash and cash equivalents	2,872	1,732
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	23,720	(1,102)
Cash and cash equivalents at beginning of period	289,017	205,387
Cash and cash equivalents at end of period	$312,737	$204,285

Cash dividends paid per share	$0.29	$0.23

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Six months ended June 30,
	2015	2014
OPERATING ACTIVITIES:
Net income	$139,252	$133,785
Non-controlling interests in subsidiaries’ loss	(58)	(72)
Net income including non-controlling interests	139,194	133,713
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	30	859
Depreciation and amortization	31,718	35,900
Equity earnings in affiliates, net	(488)	(1,497)
Pension expense	10,604	5,476
Pension contributions and payments	(47,705)	(24,164)
Other non-cash items, net	(5,790)	20,659
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(13,682)	(43,341)
Decrease (increase) in inventories	1,540	(17,455)
Decrease in trade accounts payable	(31,217)	(15,449)
Net change in other current assets and liabilities	43,835	27,380
Net change in other long-term assets and liabilities	2,031	(3,476)
NET CASH PROVIDED BY OPERATING ACTIVITIES	130,070	118,605

INVESTING ACTIVITIES:
Capital expenditures	(29,217)	(39,947)
Acquisition of businesses, net of cash acquired	—	(892)
Proceeds from sale of property, plant and equipment	1,421	5,509
Other investing activities	2,024	778
NET CASH USED BY INVESTING ACTIVITIES	(25,772)	(34,552)

FINANCING ACTIVITIES:
Net change in borrowings	144,050	(10,143)
Proceeds from exercise of stock options	4,036	4,010
Excess tax benefits from stock-based compensation	1,293	2,478
Purchase of shares for treasury	(158,468)	(119,333)
Cash dividends paid to shareholders	(44,248)	(37,119)
Other financing activities	(7,996)	(2,330)
NET CASH USED BY FINANCING ACTIVITIES	(61,333)	(162,437)

Effect of exchange rate changes on Cash and cash equivalents	(8,607)	(17,156)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	34,358	(95,540)
Cash and cash equivalents at beginning of period	278,379	299,825
Cash and cash equivalents at end of period	$312,737	$204,285

Cash dividends paid per share	$0.58	$0.46

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended June 30, 2015
Net sales	$415,075	$90,903	$49,043	$37,907	$71,812	$—	$664,740
Inter-segment sales	25,613	4,463	2,964	118	2,716	(35,874)	—
Total	$440,688	$95,366	$52,007	$38,025	$74,528	$(35,874)	$664,740

EBIT (1)	$77,494	$8,242	$2,244	$1,378	$8,250	$475	$98,083
As a percent of total sales	17.6%	8.6%	4.3%	3.6%	11.1%		14.8%
Special items charge (gain) (2)	$—	$1,239	$—	$—	$—	$—	$1,239
EBIT, as adjusted (4)	$77,494	$9,481	$2,244	$1,378	$8,250	$475	$99,322
As a percent of total sales	17.6%	9.9%	4.3%	3.6%	11.1%		14.9%
Three months ended June 30, 2014
Net sales	$429,490	$115,574	$66,997	$39,051	$77,419	$—	$728,531
Inter-segment sales	33,360	5,494	3,600	35	2,262	(44,751)	—
Total	$462,850	$121,068	$70,597	$39,086	$79,681	$(44,751)	$728,531

EBIT (1)	$91,216	$13,934	$473	$1,527	$7,178	$600	$114,928
As a percent of total sales	19.7%	11.5%	0.7%	3.9%	9.0%		15.8%
Special items charge (gain) (3)	$(21)	$965	$(108)	$3,468	$—	$—	$4,304
EBIT, as adjusted (4)	$91,195	$14,899	$365	$4,995	$7,178	$600	$119,232
As a percent of total sales	19.7%	12.3%	0.5%	12.8%	9.0%		16.4%
Six months ended June 30, 2015
Net sales	$828,063	$179,319	$98,293	$75,337	$141,628	$—	$1,322,640
Inter-segment sales	51,742	8,056	6,234	118	4,727	(70,877)	—
Total	$879,805	$187,375	$104,527	$75,455	$146,355	$(70,877)	$1,322,640

EBIT (1)	$148,678	$16,990	$5,372	$4,528	$15,799	$674	$192,041
As a percent of total sales	16.9%	9.1%	5.1%	6.0%	10.8%		14.5%
Special items charge (gain) (2)	$—	$1,239	$—	$—	$—	$—	$1,239
EBIT, as adjusted (4)	$148,678	$18,229	$5,372	$4,528	$15,799	$674	$193,280
As a percent of total sales	16.9%	9.7%	5.1%	6.0%	10.8%		14.6%
Six months ended June 30, 2014
Net sales	$831,396	$220,980	$128,283	$83,044	$149,890	$—	$1,413,593
Inter-segment sales	66,303	11,354	8,049	64	4,380	(90,150)	—
Total	$897,699	$232,334	$136,332	$83,108	$154,270	$(90,150)	$1,413,593

EBIT (1)	$162,627	$23,187	$(158)	$(4,373)	$13,236	$3,491	$198,010
As a percent of total sales	18.1%	10.0%	(0.1%)	(5.3%)	8.6%		14.0%
Special items charge (gain) (3)	$(68)	$1,004	$(117)	$21,133	$—	$—	$21,952
EBIT, as adjusted (4)	$162,559	$24,191	$(275)	$16,760	$13,236	$3,491	$219,962
As a percent of total sales	18.1%	10.4%	(0.2%)	20.2%	8.6%		15.6%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)	Special items in the three and six months ended June 30, 2015 represent rationalization charges related to employee severance and other related costs.

(3)
Special items in the three and six months ended June 30, 2014 include net charges primarily related to severance and other related costs from the consolidation of manufacturing operations partially offset by gains related to the sale of assets at rationalized operations and the impact of the Venezuelan remeasurement losses related to the adoption of a new foreign exchange mechanism.

(4)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2014	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2015
Operating Segments
North America Welding	$429,490	$(21,853)	$14,250	$1,457	$(8,269)	$415,075
Europe Welding	115,574	(3,343)	—	(582)	(20,746)	90,903
Asia Pacific Welding	66,997	(15,292)	—	(617)	(2,045)	49,043
South America Welding	39,051	(8,601)	—	15,696	(8,239)	37,907
The Harris Products Group	77,419	1,743	—	(3,981)	(3,369)	71,812
Consolidated	$728,531	$(47,346)	$14,250	$11,973	$(42,668)	$664,740
% Change
North America Welding		(5.1%)	3.3%	0.3%	(1.9%)	(3.4%)
Europe Welding		(2.9%)	—	(0.5%)	(18.0%)	(21.3%)
Asia Pacific Welding		(22.8%)	—	(0.9%)	(3.1%)	(26.8%)
South America Welding		(22.0%)	—	40.2%	(21.1%)	(2.9%)
The Harris Products Group		2.3%	—	(5.1%)	(4.4%)	(7.2%)
Consolidated		(6.5%)	2.0%	1.6%	(5.9%)	(8.8%)

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2014	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2015
Operating Segments
North America Welding	$831,396	$(20,926)	$26,721	$5,480	$(14,608)	$828,063
Europe Welding	220,980	(141)	—	(883)	(40,637)	179,319
Asia Pacific Welding	128,283	(24,395)	—	(1,286)	(4,309)	98,293
South America Welding	83,044	(13,294)	—	37,170	(31,583)	75,337
The Harris Products Group	149,890	6,217	—	(8,570)	(5,909)	141,628
Consolidated	$1,413,593	$(52,539)	$26,721	$31,911	$(97,046)	$1,322,640
% Change
North America Welding		(2.5%)	3.2%	0.7%	(1.8%)	(0.4%)
Europe Welding		(0.1%)	—	(0.4%)	(18.4%)	(18.9%)
Asia Pacific Welding		(19.0%)	—	(1.0%)	(3.4%)	(23.4%)
South America Welding		(16.0%)	—	44.8%	(38.0%)	(9.3%)
The Harris Products Group		4.1%	—	(5.7%)	(3.9%)	(5.5%)
Consolidated		(3.7%)	1.9%	2.3%	(6.9%)	(6.4%)